Cash Offer

by

Celltech Group plc

and (outside the United States) by

JPMorgan

on its behalf

for

Oxford GlycoSciences Plc

THE OFFER WILL REMAIN OPEN FOR ACCEPTANCE DURING THE INITIAL OFFER PERIOD. THE INITIAL OFFER PERIOD FOR ACCEPTANCES AND WITHDRAWALS WILL EXPIRE AT 3.00 P.M. LONDON TIME, 10.00 A.M. NEW YORK CITY TIME, ON MONDAY, MARCH 31, 2003, UNLESS EXTENDED TO A LATER CLOSING DATE. AT THE CONCLUSION OF THE INITIAL OFFER PERIOD, IF ALL CONDITIONS OF THE OFFER HAVE BEEN SATISFIED, FULFILLED OR, WHERE PERMITTED, WAIVED, THE OFFER WILL BE EXTENDED FOR A SUBSEQUENT OFFER PERIOD OF AT LEAST 14 CALENDAR DAYS. HOLDERS OF OGS SECURITIES WILL HAVE THE RIGHT TO WITHDRAW THEIR ACCEPTANCE OF THE OFFER FROM THE DATE OF THIS LETTER UNTIL THE SPECIFIED TIME ON THE LAST DAY OF THE INITIAL OFFER PERIOD, BUT NOT DURING THE SUBSEQUENT OFFER PERIOD.

March 1, 2003

To Our Clients:

      Enclosed for your consideration is the Offer Document dated March 1, 2003, of Celltech Group plc, a company organized under the laws of England and Wales (“Celltech”), the Letter of Transmittal and the Notice of Guaranteed Delivery relating to the Offer by Celltech to purchase, upon the terms and subject to the conditions set forth in the Offer Document and the accompanying Acceptance Forms (as defined in the Offer Document), all of the issued and to be issued ordinary shares of 5 pence each (“OGS Shares”) of Oxford GlycoSciences Plc (“OGS”), including those represented by American Depositary Shares (“OGS ADSs”), each representing one OGS Share and evidenced by American Depositary Receipts (“OGS ADRs”). In addition, in the United Kingdom and outside of the United States, JPMorgan or its affiliates may make the Offer on behalf of Celltech. Certain terms used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Offer Document.

      We are the holder of record of OGS ADSs evidenced by OGS ADRs held by us for your account. An acceptance of the Offer in respect of such OGS ADSs can be made only by us as the holder of record and pursuant to your instructions. Accordingly, we request instructions as to whether you wish to have us accept the Offer on your behalf in respect of any or all OGS ADSs held by us for your account pursuant to the terms and subject to the conditions set forth in the Offer Document.

      Your attention is directed to the following:

1.	The Offer is being made for all of the issued OGS Shares and all of the issued OGS ADSs.

2.	The Offer is on the terms and subject to the conditions set forth in Appendix I to the Offer Document.

3.	The Initial Offer Period for acceptances and withdrawals will remain open for acceptance until 3.00 p.m. London time, 10.00 a.m. New York City time, on Monday, March 31, 2003, unless extended to a later closing date (in accordance with the terms thereof).

4.	At the conclusion of the Initial Offer Period, including any extension thereof, if all conditions of the Offer have been satisfied, fulfilled or, where permitted, waived, the Offer will be extended for a Subsequent Offer Period of at least 14 calendar days. Holders of OGS Securities will have the right to withdraw their acceptances of the Offer from the date of this letter until the specified time on the last day of the Initial Offer Period but not during the Subsequent Offer Period.

5.	OGS ADS holders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes applicable to a sale of OGS ADSs to Celltech.

      If you wish to have us accept the Offer in respect of any or all of the OGS ADSs evidenced by OGS ADRs held by us for your account, please so instruct us by completing, executing and returning to us the Instruction Form contained in this letter. If you authorize us to accept the Offer in respect of your OGS ADSs, the Offer will be accepted in respect of all such OGS ADSs unless otherwise indicated in such Instruction Form. Please forward your Instruction Form to us in ample time to permit us to accept the Offer on your behalf before the Offer expires. The specimen Letter of Transmittal is furnished to you for your information only and cannot be used by you to accept the Offer in respect of OGS ADSs held by us for your account.

      This document should not be forwarded or transmitted in or into Canada, Australia or Japan or any other jurisdiction if to do so would constitute a violation of the relevant laws in such jurisdictions.

INSTRUCTIONS WITH RESPECT TO THE

Cash Offer

by

Celltech Group plc

and (outside the United States) by

JPMorgan

on its behalf

for

Oxford GlycoSciences Plc

          The undersigned acknowledge(s) receipt of your letter and the Offer Document and the related Letter of Transmittal relating to the Offer by Celltech to purchase, upon the terms and subject to the conditions set forth in the Offer Document and the accompanying Acceptance Forms, all of the issued and to be issued OGS Shares, including those represented by OGS ADSs.

      This will instruct you to accept the Offer in respect of the number of OGS ADSs evidenced by OGS ADRs indicated below (or, if no number is indicated below, all OGS ADSs) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer Document.

Dated:	Signature(s)
Number of OGS ADSs To Be Tendered:*

*Unless otherwise indicated, it will be assumed that the Offer is to be accepted in respect of all OGS ADSs held by us for your account.	Please print name(s)

Address(es)

Area Code(s) and Telephone Number(s)

Employer Identification or Social Security No(s).